UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 13, 2013

OPTIMER PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33291	33-0830300
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street, Suite 3501, Jersey City, NJ 07302

(Address of principal executive offices, including zip code)

(201) 333-8819

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Optimer Pharmaceuticals,” “Optimer,” “Company,” “we,” “us” and “our” refer to Optimer Pharmaceuticals, Inc., unless the context otherwise provides.

Item 1.01.                Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2013, Optimer appointed Eric Sirota as our Chief Operating Officer.  Mr. Sirota, 51 years old, operated a consultant practice in the healthcare industry for more than three years, consulting with numerous pharmaceutical companies and healthcare service organizations to develop new, and enhance existing, business opportunities.  Mr. Sirota has served as a consultant to the Company since March 8, 2013, providing product marketing and business advice to Optimer’s Board of Directors and CEO.  In addition, from February 2010 until December 2010, Mr. Sirota served as President of Commercial Services of inVentiv Health, Inc., a provider of clinical, commercial and consulting services to the healthcare industry, where he developed strategies to address the need for integrated analytic, sales and marketing solutions.  Prior to June 2009, Mr. Sirota served as an executive of Pfizer Inc., most recently as Vice President of Pfizer’s US Marketing, Commercial Strategy and Innovation and Regional Sales, responsible for the neuroscience and pain franchises.

Mr. Sirota has no family relationship with any of the officers or directors of the Company and has not been party to any transactions with the Company during the past fiscal year to the present that would require reporting pursuant to Item 404(a) of Regulation S-K.  There is no arrangement or understanding between Mr. Sirota and any third party pursuant to which he was selected as Chief Operating Officer.

In connection with his appointment as our Chief Operating Officer, Mr. Sirota has entered into an offer letter (the “Offer Letter”) detailing the terms of his employment.  Pursuant to the Offer Letter, as part of his compensation, Mr. Sirota will be entitled to receive (i) a base salary of $380,000 per year and (ii) restricted stock units covering 10,000 shares of our common stock, which vest over two years from Mr. Sirota’s start date.  We anticipate that Mr. Sirota will also enter into our standard form of indemnification agreement.  Mr. Sirota will also be eligible to participate in our 2012 Equity Incentive Plan, our Employee Stock Purchase Plan, our Incentive Compensation Plan and our Amended and Restated Severance Benefit Plan (the “Severance Plan”).  Under the terms of the Offer Letter, if Mr Sirota were to experience a termination of employment that qualified for benefits under the Severance Plan, his base salary continuation period would be the greater of (a) six months and (b) the number of months (rounded down in the event of any partial months) during which he is an employed by the Company from and after May 9, 2013, up to a maximum of 15 months in the case of a “regular covered termination” (as defined in the Severance Plan) or 18 months in the case of a termination upon or within one year following a “change in control” of the Company (as defined in the Severance Plan).  A copy of the press release announcing Mr. Sirota’s appointment is attached hereto as Exhibit 99.1.

Item 9.01.                Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMER PHARMACEUTICALS, INC.

	By:	/s/ Stephen W. Webster
Date: May 13, 2013		Stephen W. Webster
Chief Financial Officer
(Duly Authorized Officer and Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated May 13, 2013.